UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010 (April 25, 2010)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey  07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On April 25, 2010, Hertz Global Holdings, Inc., a Delaware corporation (“Hertz Holdings”), HDTMS, Inc., a Delaware corporation and a wholly owned subsidiary of Hertz Holdings (“Merger Sub”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Under the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of Hertz Holdings and DTAG, Merger Sub will merge with and into DTAG (the “Merger”), with DTAG surviving the Merger as a wholly owned subsidiary of Hertz Holdings.

Under the Merger Agreement, DTAG stockholders will receive cash and shares of Hertz Holdings common stock in connection with the Merger.  DTAG has agreed in the Merger Agreement to declare and pay a $200 million special cash dividend, expected to be approximately $6.88 per share of DTAG common stock (the “Special Dividend Per Share Amount”), to its stockholders of record immediately prior to the effective time of the Merger.  At the effective time and as a result of the Merger, each outstanding share of DTAG common stock will be converted into the right to receive the merger consideration (the “Merger Consideration”), consisting of (x) 0.6366 of a share of Hertz Holdings common stock and (y) a cash payment by Hertz Holdings equal to $32.80 less the Special Dividend Per Share Amount.

At the effective time of the Merger, each outstanding option to purchase shares of DTAG common stock under DTAG’s employee stock plans will be converted into an option to purchase shares of Hertz Holdings common stock, on the same terms and conditions as applicable to the options to purchase DTAG common stock, except that the number of shares of Hertz Holdings common stock and the exercise price per share will be adjusted based on the Merger Consideration and the Special Dividend Per Share Amount.  All outstanding awards of restricted stock units or performance awards will vest and be converted into a right to receive a lump sum cash payment equal to the product of (x) the number of shares of DTAG common stock subject to such award (in the case of a performance awards, at the target level) and (y) the sum of (i) $32.80, representing the sum of (A) the Special Dividend Per Share Amount and (B) the amount per share of DTAG common stock payable by Hertz Holdings as the cash portion of the Merger Consideration, and (ii) the value of the stock portion of the Merger Consideration, valued at the price per share of Hertz Holdings common stock on the closing date of the Merger (or if not a trading day, the last trading day prior to the Merger).

Consummation of the Merger is subject to customary conditions, including, among others, (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of DTAG common stock, (ii) the expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of antitrust clearance under applicable Canadian competition law, (iii) the absence of any law or order prohibiting the Merger, (iv) the effectiveness of the registration statement for the shares of Hertz Holdings common stock to be issued in the Merger and the listing of such shares on the New York Stock Exchange, (v) subject to certain exceptions, the accuracy of representations and warranties and material compliance with covenants, (vi) the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to either DTAG (in the case of Hertz Holdings) or Hertz Holdings (in the case of DTAG) and (vii) the payment of the Special Dividend Per Share Amount on all shares of DTAG common stock entitled to receive the Merger Consideration.

DTAG and Hertz Holdings have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) in the case of DTAG, to conduct its and its subsidiaries’ businesses in the ordinary course in all material respects consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) not to engage in certain kinds of transactions or take certain actions during such interim period and (iii) subject to certain limitations, to use its reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals.  In addition, DTAG has covenanted (A) subject to certain exceptions, to cause a meeting of its stockholders to be held to consider the adoption of the Merger Agreement and approval of the Merger, (B) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the Merger, (C) not to solicit proposals relating to alternative business combination transactions and (D) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  Hertz Holdings has agreed that its obligation to use its reasonable best efforts to take all actions necessary to obtain certain required governmental and regulatory approvals includes an obligation, subject to limitations described in the Merger Agreement, to license, franchise, divest or hold separate business locations or lines of DTAG, Hertz Holdings and their respective subsidiaries.

Upon the closing of the Merger, the Chairman of the DTAG board of directors, Thomas P. Capo (or if he is unable or not willing to so serve, another current member of the DTAG board of directors agreed by Hertz Holdings and DTAG), will join the Hertz Holdings board of directors.

The Merger Agreement contains certain termination rights for both Hertz Holdings and DTAG and further provides that, upon termination of the Merger Agreement, under specified circumstances, either DTAG or Hertz Holdings may be required to pay the other party a termination fee of $44,600,000, plus reimbursement of up to $5,000,000 of such party’s reasonable out-of-pocket transaction expenses.

The Merger Agreement has been summarized and attached to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about Hertz Holdings or DTAG.  The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hertz Holdings, DTAG or their respective subsidiaries.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hertz Holdings’ or DTAG’s public disclosures.

FORWARD LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on Hertz Holdings’ and DTAG’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include the possibility that (1) the companies may be unable to obtain stockholder or regulatory approvals required for the Merger or may be required to accept conditions that could reduce the anticipated benefits of the Merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed Merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of the two companies; (4) the proposed Merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed Merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Hertz Holdings and DTAG.  Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Hertz Holdings and DTAG.  Hertz Holdings and DTAG assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

ADDITIONAL INFORMATION ABOUT THE MERGER
AND WHERE TO FIND IT

In connection with the proposed Merger, Hertz Holdings and DTAG will file relevant materials with the SEC, including one or more registration statement(s) that are expected to contain a prospectus of Hertz Holdings and a proxy statement of DTAG.  Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Hertz Holdings, DTAG and the Merger.

Investors and security holders may obtain these documents (and any other documents filed by Hertz Holdings or DTAG with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Hertz Holdings may be obtained free of charge by directing a request to: Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey  07656-0713, Attention:  Investor Relations, or from Hertz Holdings’ website at www.hertz.com.  The documents filed with the SEC by DTAG may be obtained free of charge by directing a request to: Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135, Attention:  Investor Relations, or from DTAG’s website at www.dtag.com.  Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Hertz Holdings, DTAG and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of DTAG in favor of the proposed Merger.  Information about the executive officers and directors of Hertz Holdings and their ownership of Hertz Holdings common stock is set forth in the proxy statement for Hertz Holdings’ 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2010.  Information about the executive officers and directors of DTAG and their ownership of DTAG common stock is set forth in the proxy statement for DTAG’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2010.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Hertz Holdings, DTAG and their respective executive officers and directors in the proposed Merger by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc., HDTMS, Inc. and Dollar Thrifty Automotive Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date:  April 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc., HDTMS, Inc. and Dollar Thrifty Automotive Group, Inc.